EXHIBIT 99.1
February 13, 2026

Atmus Filtration Technologies Reports Fourth Quarter and Full Year 2025 Results

NASHVILLE, Tenn. – Atmus Filtration Technologies Inc. (Atmus; NYSE: ATMU), a global leader in filtration and media solutions, today reported financial results for its fourth quarter and full year that ended December 31, 2025.

Fourth Quarter and Full Year Highlights
•Net sales of $447 million for the fourth quarter and $1,764 million for the full year
•GAAP net income of $48 million for the fourth quarter and $207 million for the full year
•Diluted earnings per share of $0.58 for the fourth quarter and $2.50 for the full year
•Adjusted earnings per share of $0.66 for the fourth quarter and $2.73 for the full year
•Adjusted EBITDA of $85 million and Adjusted EBITDA margin of 19.1% for the fourth quarter
•Adjusted EBITDA of $354 million and Adjusted EBITDA margin of 20.0% for the full year
•Cash provided by operating activities was $48 million for the fourth quarter and $203 million for the full year
•Adjusted free cash flow was $31 million for the fourth quarter and $158 million for the full year

Atmus completed the acquisition of Koch Filter Corporation on January 7, 2026. The portfolio addition established Atmus’ Industrial Solutions segment, where Koch Filter results will be reported. With the acquisition, Atmus will report on two business segments in 2026: Power Solutions, which serves global on-and-off highway equipment markets; and Industrial Solutions, which addresses high-growth end markets – including commercial and industrial HVAC, data centers and power generation environments.

2026 Outlook
The company is providing guidance for year 2026 as follows:
•Total company revenue to be in the range of $1,945 million to $2,015 million
◦Power Solutions segment expected to be in the range of $1,790 million to $1,850 million
◦Industrial Solutions segment expected to be in the range of $155 million to $165 million
•Adjusted EBITDA margin to be in the range of 19.5% to 20.5%
•Adjusted earnings per share in the range of $2.75 to $3.00

During 2025, Atmus returned $78 million of cash to investors consisting of $61 million of common stock repurchases and $17 million of dividends. The Board of Directors authorized a $150 million share repurchase program in July 2024. As of December 31, 2025, $69 million remained under the authorization.

“I am impressed by the Atmus team’s ability to navigate challenging global markets and deliver strong financial results while simultaneously establishing our platform into industrial filtration,” said Steph

Disher, Chief Executive Officer of Atmus. “Our team continues to build long-term shareholder value through execution of our four-pillar growth strategy.”

Fourth Quarter Results
For the fourth quarter of 2025, Atmus posted net sales of $447 million, compared to $407 million in the fourth quarter of 2024, an increase of 9.8%. The increase in sales was primarily driven by increases in pricing, higher volumes and the favorable impacts of currency.

Gross margin was $127 million, compared to $107 million in the fourth quarter of 2024. Gross margin as a percentage of net sales was 28.5% compared to 26.3% in the same period last year. The increase in gross margin was primarily driven by increases in pricing and favorable volumes, partially offset by higher logistics and duties costs and other manufacturing costs.

Adjusted EBITDA was $85 million, compared to $78 million in the fourth quarter of 2024. Adjusted EBITDA margin was 19.1% compared to 19.1% in the same period last year. Adjusted EBITDA excludes $8 million of asset impairment charges on idled machinery, equipment and fixtures. Adjusted EBITDA in the fourth quarter of 2024 excludes $7 million of one-time costs associated with the separation of our business from Cummins Inc. and $4 million of one-time restructuring costs.

Net income was $48 million, or $0.58 of diluted earnings per share in the fourth quarter of 2025, compared to $40 million, or $0.48 of diluted earnings per share in the same period last year.

Adjusted earnings per share was $0.66 in the fourth quarter of 2025, compared to $0.58 of Adjusted earnings per share in the same period last year.

The effective tax rate for the fourth quarter was 21.3%.

Cash provided by operating activities was $48 million in the fourth quarter of 2025, compared to cash provided by operating activities of $20 million in the fourth quarter of 2024.

Adjusted free cash flow was $31 million in the fourth quarter of 2025, compared to $28 million in the fourth quarter of 2024. Adjusted free cash flow in the fourth quarter of 2024 excludes $3 million of one-time adjustments associated with the separation of our business from Cummins. Additionally, Adjusted free cash flow in the fourth quarter of 2024 excludes $12 million of other one-time separation expenditures primarily comprised of working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices and also excludes $4 million of one-time restructuring costs.

Full Year 2025 Results

For the full year 2025, Atmus posted sales of $1,764 million, up $95 million, or 5.7% from the prior year. The increase in sales was driven by higher volume and increases in pricing, partially offset by an unfavorable impact of currency.

Gross margin was $498 million, compared to $462 million for year 2024. Gross margin as a percentage of net sales was 28.2% compared to 27.7% in the same period last year. The increase in gross margin and gross margin as a percentage of net sales was driven by an increase in pricing, favorable volumes and lower manufacturing costs, partially offset by unfavorable logistics and duties costs and the unfavorable impact of currency.

Adjusted EBITDA was $354 million, compared to $330 million in 2024. Adjusted EBITDA margin was 20.0% compared to 19.7% in the same period last year. Adjusted EBITDA in 2025 excludes $16 million of one-time costs associated with the separation of our business from Cummins compared to the prior year which excludes $25 million of one-time costs. Additionally, Adjusted EBITDA in 2025 excludes $8 million of one-time asset impairment charges on idled machinery, equipment and fixtures. Adjusted EBITDA in 2024 excludes $4 million of one-time restructuring costs.

Net income was $207 million, or $2.50 of diluted earnings per share in 2025, compared to $186 million, or $2.22 of diluted earnings per share last year.

Adjusted earnings per share was $2.73 in 2025, compared to $2.50 of Adjusted earnings per share last year.

The effective tax rate for 2025 was 22.1%.

Cash provided by operating activities was $203 million in 2025, compared to cash provided by operating activities of $105 million in 2024.

Adjusted free cash flow was $158 million in 2025, compared to $115 million in 2024. Adjusted free cash flow in 2025 excludes $10 million of one-time capital expenditures associated with our separation from Cummins compared to $15 million in the prior year. Additionally, Adjusted free cash flow in 2024 excludes $39 million of other one-time separation expenditures primarily comprised of working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices and also excludes $4 million of one-time restructuring costs.

Fourth Quarter and Full Year 2025 Conference Call and Webcast
Atmus will host a conference call and webcast to discuss the company's fourth quarter and full year 2025 results on Friday, February 13, 2026, at 10:00 a.m. CT.

A live webcast and replay of the conference call can be accessed from the Atmus investor relations website at https://investors.atmus.com.

About Atmus Filtration Technologies Inc.
Atmus Filtration Technologies Inc. (Atmus; NYSE: ATMU) is a global leader in filtration and media solutions. With more than 65 years of innovation and engineering expertise to deliver high-performance filtration solutions, Atmus operates through two business segments: Power Solutions, which serves global on-and-off highway equipment markets through its trusted Fleetguard® brand; and Industrial Solutions, which addresses high-growth end markets – including commercial and industrial HVAC, data centers and power generation environments – through its Koch Filter® brand. Headquartered in Nashville, Tenn., Atmus employs nearly 5,000 people worldwide who are committed to creating a better future by protecting what is important. Learn more at https://www.atmus.com.

Forward-looking disclosure statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, those that are based on current expectations, estimates and projections about the industries in which we operate and management’s views, plans, objectives, projections, beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “anticipates,” “expects,” “forecasts,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “should,” “may” or words of similar meaning. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding the outlook for our future business and financial performance, discussions of future operations, our strategy for growth and market position. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. If the underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, our actual outcomes, results and financial condition may differ materially from what is expressed, implied or forecasted in such forward-looking statements. Risks and uncertainties include, but are not limited to, those reflected in Part I, Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended December 31, 2025 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are made only as of the date hereof and we undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP measures
We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed the non-GAAP adjustments that we make in our non-GAAP definitions below. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures. We have provided the reconciliations between the U.S. GAAP and non-GAAP financial measures and we also discuss our underlying U.S. GAAP results throughout our Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Our primary non-GAAP financial measures are listed below and reflect how we evaluate our current and prior-year operating results. As new events or circumstances arise, these definitions could change. When our definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis.

•“EBITDA” is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and “EBITDA margin” is defined as EBITDA as a percent of net sales. We believe EBITDA and EBITDA margin are useful measures of our operating performance as they assist investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. Additionally, we believe these metrics are widely used by investors, securities analysts, ratings agencies and others in our industry in evaluating performance.

•“Adjusted EBITDA” is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company, one-time restructuring and long-lived asset impairment charges and “Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percent of net sales. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful measures of our operating performance as it allows investors and debt holders to compare our performance on a consistent basis without regard to one-time costs attributable to our becoming a standalone public company and non-recurring long-lived asset impairment charges.

•“Adjusted earnings per share” is defined as diluted earnings per share (the most comparable U.S. GAAP financial measure) after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company, one-time restructuring costs and long-lived asset impairment charges less the related tax impact of the same one-time expenses and asset impairment charges. We believe Adjusted earnings per share provides improved comparability of underlying operating results.

•“Free cash flow” is defined as cash flows provided by (used for) operating activities less capital expenditures and “Adjusted free cash flow” is defined as Free cash flow after adding back certain one-time capital expenditures and other separation related costs associated with becoming a standalone public company and one-time restructuring costs. We believe Free cash flow and Adjusted free cash flow are useful metrics used by management and investors to analyze our ability to service and repay debt and return value to shareholders.

The metrics defined above are not in accordance with, or alternatives for, U.S. GAAP financial measures and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Free cash flow and Adjusted free cash flow calculations are derived from amounts included in the consolidated statements of net income and cash flows.

We do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are: such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; such measures do not reflect changes in, or cash requirements for, our working capital needs; such measures do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures. To properly and prudently evaluate our business, we encourage you to review the unaudited condensed consolidated financial statements included in our SEC filings and not rely on a single financial measure to evaluate our business.

# # #

Media Contacts

Investor relations:
Todd Chirillo
investor.relations@atmus.com

Media relations:
Jayme Owen
media.inquiries@atmus.com

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(in millions of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2025		For the Years Ended December 31,
	2025	2024	2025	2024
NET SALES(a)	$446.6	$406.7	$1,764.3	$1,669.6
Cost of sales	319.2	299.6	1,266.0	1,207.5
GROSS MARGIN	127.4	107.1	498.3	462.1
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	46.4	48.8	184.3	187.6
Research, development and engineering expenses	10.9	10.4	40.7	40.6
Equity, royalty and interest income from investees	8.7	7.6	33.8	34.3
Other operating expense, net	8.3	0.9	8.1	2.0
OPERATING INCOME	70.5	54.6	299.0	266.2
Interest expense	8.0	9.2	33.4	40.6
Other (expense) income, net	(1.5)	5.5	0.6	9.2
INCOME BEFORE INCOME TAXES	61.0	50.9	266.2	234.8
Income tax expense	13.0	10.8	58.8	49.2
NET INCOME	$48.0	$40.1	$207.4	$185.6
PER SHARE DATA:
Weighted-average shares for basic EPS	81.5	83.0	82.2	83.2
Weighted-average shares for diluted EPS	82.4	83.5	82.8	83.6

Basic earnings per share	$0.59	$0.48	$2.52	$2.23
Diluted earnings per share	$0.58	$0.48	$2.50	$2.22
(a)Includes sales to related parties of $57.1 million and $121.9 million for the years ended December 31, 2025 and 2024, respectively.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$236.4	$184.3
Trade and other receivables, net	320.1	254.2
Inventories	282.3	266.6
Prepaid expenses and other current assets	53.6	49.9
Total current assets	892.4	755.0
Property, plant and equipment, net	197.1	186.2
Investments and advances related to equity method investees	89.2	84.9
Goodwill	84.7	84.7
Other assets	87.3	79.5
TOTAL ASSETS	$1,350.7	$1,190.3
LIABILITIES
Accounts payable	$201.9	$193.1
Accrued compensation, benefits and retirement costs	37.9	37.2
Current portion of accrued product warranty	5.4	4.9
Current maturities of long-term debt	30.0	22.5
Other accrued expenses	93.0	87.2
Total current liabilities	368.2	344.9
Long-term debt	540.0	570.0
Accrued product warranty	8.0	7.3
Other liabilities	56.0	40.7
TOTAL LIABILITIES	972.2	962.9
Commitments and contingencies (Note 14)
EQUITY
Common stock,$0.0001 par value (2,000,000,000 shares authorized, 83,504,555 and 83,403,813 shares issued at December 31, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	72.7	61.9
Retained earnings	454.6	264.5
Accumulated other comprehensive loss	(68.1)	(79.0)
Treasury stock, at cost (1,995,964 shares at December 31, 2025 and 537,643 shares at December 31, 2024)	(80.7)	(20.0)
TOTAL EQUITY	378.5	227.4
TOTAL LIABILITIES AND EQUITY	$1,350.7	$1,190.3

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
(Unaudited)

	For the Years Ended December 31,
	2025	2024
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income	$207.4	$185.6
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	30.0	24.8
Deferred income taxes	18.7	(7.7)
Equity in income of investees, net of dividends	(6.6)	(2.5)
Share-based compensation	12.4	11.9
Impairment charges - Long-lived assets	8.4	—
Foreign currency remeasurement and transaction exposure	(3.9)	(3.6)
Changes in current assets and liabilities:
Trade and other receivables	(55.2)	(16.8)
Inventories	(7.1)	(25.4)
Prepaid expenses and other current assets	(4.0)	(20.0)
Accounts payable	(2.3)	(39.3)
Other accrued expenses	5.4	(1.8)
Changes in other liabilities	2.2	5.2
Other, net	(2.7)	(5.0)
Net cash provided by operating activities	202.7	105.4
CASH USED IN INVESTING ACTIVITIES
Capital expenditures	(53.9)	(48.6)
Net cash used in investing activities	(53.9)	(48.6)
CASH USED IN FINANCING ACTIVITIES
Payments on long-term debt	(22.5)	(7.5)
Repurchases of Common stock	(60.7)	(20.0)
Dividends paid	(17.3)	(8.3)
Other, net	(1.2)	—
Net cash used in financing activities	(101.7)	(35.8)
Effect of exchange rate changes on cash and cash equivalents	5.0	(4.7)
Net increase in cash and cash equivalents	52.1	16.3
Cash and cash equivalents at beginning of period	184.3	168.0
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$236.4	$184.3

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
EARNINGS PER SHARE - RECONCILIATION
(in millions of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2024		For the Years Ended December 31
	2025	2024	2025	2024
Net income	$48.0	$40.1	$207.4	$185.6
Weighted-average shares for basic EPS	81.5	83.0	82.2	83.2
Plus incremental shares from assumed conversions of long-term incentive plan shares	0.9	0.5	0.6	0.4
Weighted-average shares for diluted EPS	82.4	83.5	82.8	83.6
Basic earnings per share	$0.59	$0.48	$2.52	$2.23
Diluted earnings per share	$0.58	$0.48	$2.50	$2.22

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
NET INCOME TO EBITDA AND ADJUSTED EBITDA - RECONCILIATION
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended December 31, 2025		For the Years Ended December 31,
	2025	2024	2025	2024
NET INCOME	$48.0	$40.1	$207.4	$185.6
Plus:
Interest expense	8.0	9.2	33.4	40.6
Income tax expense	13.0	10.8	58.8	49.2
Depreciation and amortization	7.8	7.0	30.0	24.8
EBITDA (non-GAAP)	$76.8	$67.1	$329.6	$300.2
Plus:
Impairment charges - Long-lived assets(a)	$8.4	$—	$8.4	$—
One-time restructuring costs	—	4.1	—	4.1
One-time separation costs(b)	—	6.5	15.5	25.2
Adjusted EBITDA (non-GAAP)	$85.2	$77.7	$353.5	$329.5
Net sales	$446.6	$406.7	$1,764.3	$1,669.6
Net income margin	10.7%	9.9%	11.8%	11.1%
EBITDA margin (non-GAAP)	17.2%	16.5%	18.7%	18.0%
Adjusted EBITDA margin (non-GAAP)	19.1%	19.1%	20.0%	19.7%
(a)During 2025, Atmus recognized fixed asset impairment charges on idled machinery, equipment and fixtures. We do not expect the idling of the assets to have a material adverse effect on our financial position, results of operations, cash flows, liquidity or capital resources.
(b)Primarily comprised of one-time expenses related to Information Technology, warehousing, manufacturing and Human Resources separation costs.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
DILUTED EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE - RECONCILIATION
(per share)
(Unaudited)

	For the Three Months Ended December 31, 2025		For the Years Ended December 31,
	2025	2024	2025	2024
Diluted earnings per share	$0.58	$0.48	$2.50	$2.22
Plus:
Impairment charges - Long-lived assets(a)	$0.10	$—	$0.10	$—
One-time restructuring costs(b)	—	0.05	—	0.05
One-time separation costs(b)	—	0.08	0.19	0.30
Less:
Tax impact of impairment charges(a)	$0.02	$—	$0.02	$—
Tax impact of one-time restructuring costs(b)	—	0.01	—	0.01
Tax impact of one-time separation costs(b)	—	0.02	0.04	0.06
Adjusted earnings per share	$0.66	$0.58	$2.73	$2.50
(a)During 2025, Atmus recognized fixed asset impairment charges on idled machinery, equipment and fixtures. The tax impact of the impairment charges for the year ended December 31, 2025 was $1.9 million.
(b)Primarily comprised of one-time expenses related to Information Technology, warehousing, manufacturing, restructuring and Human Resources separation costs and the related tax impact of those expenses. The tax impact of one-time restructuring costs for the year ended December 31, 2024 was $0.9 million and the tax impact of one-time separation costs for the years ended December 31, 2025 and 2024 were $3.4 million and $5.3 million, respectively.

ATMUS FILTRATION TECHNOLOGIES INC. AND SUBSIDIARIES
CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW AND
ADJUSTED FREE CASH FLOW - RECONCILIATION
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended December 31, 2025		For the Years Ended December 31,
	2025	2024	2025	2024
Cash provided by operating activities	$47.5	$20.0	$202.7	$105.4
Less:
Capital expenditures	$16.3	$10.0	$53.9	$48.6
Free cash flow (non-GAAP)	$31.2	$10.0	$148.8	$56.8
Plus:
Employee severance costs	$—	$4.1	$—	$4.1
One-time separation capital expenditures	—	2.6	9.5	15.0
Other one-time separation related(a)	—	11.7	—	38.6
Adjusted free cash flow (non-GAAP)	$31.2	$28.4	$158.3	$114.5
(a)Primarily comprised of one-time working capital inefficiencies associated with the move from intercompany settlement terms with Cummins to standalone practices.